Exhibit 99.1

For release: May 2, 2019	Contact: Brian Dingerdissen Investor Relations O: 610.645.1191 BJDingerdissen@AquaAmerica.com

Stacey Hajdak

Marketing & Communications

O: 610.520.6309

SMHajdak@AquaAmerica.com

Aqua America reports financial results for Q1 2019

BRYN MAWR, Pa. – Aqua America Inc. (NYSE: WTR) today reported results for the first quarter ending March 31, 2019.

Operating results

Revenues for the quarter were $201.1 million, an increase of 3.5 percent compared to $194.3 million in the first quarter of 2018. Rates and surcharges and new customers from acquisitions and organic growth were the largest contributors to the increase.

Operations and maintenance expenses increased to $79.3 million for the first quarter of 2019 compared to $73.9 million in the first quarter of 2018. Charges related to the Peoples transaction and integration increased expenses by $6.6 million. Excluding the impact of the Peoples transaction, operations and maintenance expenses declined primarily due to lower insurance claims.

For the first quarter 2019, net income was $16.9 million or $0.09 per share (GAAP). GAAP earnings were impacted by a mark-to-market adjustment on interest rate swaps of $34.8 million and transaction expenses related to the Peoples transaction of $6.6 million. Excluding the Peoples transaction-related expenses, adjusted income (non-GAAP) was $49.7 million or $0.28 per share. Please refer to the reconciliation of GAAP to non-GAAP financial measures later in this press release for additional information on our use of non-GAAP financial measures as a supplement to our GAAP results.

“In the first quarter, we remained on track for another year of strong municipal acquisition growth, record infrastructure investment and operational excellence. Regarding the Peoples acquisition, we received regulatory approval in Kentucky in March. In April we received regulatory approval in West Virginia and successfully completed our equity and debt offerings,” said Aqua America Chairman and CEO Chris Franklin. “With the Peoples integration progressing smoothly towards closing mid-year, we are excited to be able to leverage our core strengths on a broader platform.”

Peoples acquisition update

In November 2018, Aqua filed for regulatory approval from the public utility commissions in the three states where Peoples operates: Pennsylvania, West Virginia and Kentucky. In March Aqua received approval from Kentucky, and in April the company received approval in West Virginia. In Pennsylvania, Aqua received direct testimony from the intervenors and initiated settlement discussions.

In March, Aqua announced a $750 million investment from the Canada Pension Plan Investment Board (CPPIB) at $34.62 per share, which initiated Aqua’s permanent financing for the Peoples transaction. The CPPIB investment will result in Aqua issuing 21.7 million shares of common stock and closing on this issuance, subject to certain conditions, is expected to occur when the Peoples transaction closes. On April 23, 2019, Aqua completed an underwritten secondary offering of 37.4 million shares of common stock at a public offering price of $34.62 per share, and the issuance of 13.8 million tangible equity units. The aggregate proceeds of the offerings of common equity and tangible equity units of $1.9 billion, after estimated underwriting fees and issuance expenses, are intended to be used to fund a portion of the pending acquisition of Peoples and pay related transaction expenses.

On April 26, the company completed a public offering of debt to fund a portion of the pending Peoples transaction, refinance existing Aqua notes, and fund general corporate purposes. In this offering, the company issued $900 million of 10-year and 30-year senior notes with a weighted average interest rate of 3.96% and a weighted average maturity of 21 years. These senior unsecured notes received strong investment-grade credit ratings from S&P and Moody’s. In completing this offering, the company was able to lock in long-term financing at a rate lower than expected when the transaction was announced in October. While the first quarter of 2019 earnings were impacted by the mark-to-market fair value adjustment on the interest rate swaps, the interest rate swaps were settled on April 24, concurrent with the pricing of the senior notes and resulted in a payment by Aqua of $83.5 million as compared to the March 31, 2019 fair value of $94.6 million. Thus, in the second quarter of 2019, a beneficial change in fair value of $11.1 million will be recorded as income. Despite the settlement payment, the lower debt costs for the long-term debt are ultimately beneficial for shareholders. As a result of the completion of the secondary public offerings of equity and debt in April, the unsecured acquisition bridge loan commitment was reduced to $750 million. This bridge commitment was secured in October 2018 to backstop the financing of the Peoples acquisition.

Franklin added, “We are excited to welcome more than 740,000 customers and 1,500 employees to our family upon the closing of the Peoples transaction in mid-2019. We will become a much larger force in providing essential natural resources and addressing the problem of deteriorating infrastructure in the communities we serve. We also look forward to long relationships with the new investors who participated in our equity and debt offerings to support this transformational transaction.”

Water utility acquisition growth

Aqua acquired three water and wastewater systems, two small systems in Ohio and one in Virginia, totaling approximately 572 customer connections in the first quarter of 2019. Aqua has signed agreements for municipal acquisitions with over $100 million in expected rate base and more than 19,000 customers that are expected to close in 2019. Additionally, the pipeline of potential water and wastewater municipal acquisitions that the company is actively pursuing includes approximately 400,000 total customers in four of our existing states. The company remains on track to grow customers between 2 and 3 percent in 2019.

Capital expenditures

Aqua invested $133.8 million in the first three months of the year to improve its infrastructure systems. To replace and expand its water utility infrastructure, the company expects to invest more than $550 million in 2019 and approximately $1.4 billion through 2021. The capital investments made to rehabilitate and expand the infrastructure of the communities Aqua serves are paramount to helping it continue to protect and provide Earth’s most essential resource.

Rate activity

To date in 2019, the company’s state subsidiaries in Ohio, Illinois, and Pennsylvania have received rate awards or infrastructure surcharges totaling an estimated increase to annualized revenues of $4.9 million.

In August 2018, Aqua Pennsylvania filed a water and wastewater rate case, its first in seven years. The company filed a joint settlement agreement on Feb. 8, 2019. Rates from this settlement are designed to add approximately $47 million in revenue and are expected to go into effect in May 2019. The administrative law judges reviewed the settlement and have recommended approval, and the settlement is awaiting approval by the Pennsylvania Public Utility Commission.

Additionally, the company currently has rate or surcharge proceedings pending in New Jersey, North Carolina and Ohio collectively totaling $6.3 million. The timing and extent to which rate increases may be granted by the regulatory agencies will vary by state.

Dividend

On May 2, 2019, Aqua America’s board of directors declared a quarterly cash dividend of $0.2190 per share of common stock. This dividend will be payable on June 1, 2019 to shareholders of record on May 17, 2019. Aqua has paid a consecutive quarterly dividend for the last 74 years.

Affirms 2019 Aqua stand-alone guidance highlights (excluding Peoples transaction-related items and earnings impacts from Peoples post-closing)

The following is the 2019 full-year guidance:

•	Adjusted income per diluted common share of $1.45 to $1.50

•	Infrastructure investments of approximately $550 million in 2019 for communities served by Aqua

•	Infrastructure investments of approximately $1.4 billion through 2021 in existing operations to rehabilitate and strengthen systems

•	Rate base compound annual growth rate of 7 percent through 2021

•	Total customer growth of between 2 and 3 percent

•	Closing of Peoples acquisition expected in mid-2019

Aqua America does not guarantee future results of any kind. Guidance is subject to risks and uncertainties, including, without limitation, those factors outlined in the “Forward Looking Statements” of this release and the “Risk Factors” section of the company’s annual and quarterly reports filed with the Securities and Exchange Commission.

Earnings Call Information

Date: May 3, 2019

Time: 11 a.m. EDT (please dial in by 10:45 a.m.)

Webcast and slide presentation link: http://ir.aquaamerica.com/events.cfm

Replay Dial-in #: 888.203.1112 (U.S.) & +1 719.457.0820 (International)

Confirmation code: 8691833

The company’s conference call with financial analysts will take place on Fri., May 3, 2019 at 11 a.m. Eastern Daylight Time. The call and slide presentation will be webcast live so that interested parties may listen over the internet by logging on to AquaAmerica.com and following the link for Investor Relations. The webcast will be archived in the Investor Relations section of the company’s website for 90 days following the call. Additionally, the call will be recorded and made available for replay at 2 p.m. on May 3, 2019 for 10 business days following the call. To access the audio replay in the U.S., dial 888.203.1112 (pass code 8691833). International callers can dial +1 719.457.0820 (pass code 8691833).

About Aqua America

Aqua America is the second-largest publicly traded water utility based in the U.S., and serves more than 3 million people in Pennsylvania, Ohio, North Carolina, Illinois, Texas, New Jersey, Indiana and Virginia. Aqua America is listed on the New York Stock Exchange under the ticker symbol WTR. Visit AquaAmerica.com for more information.

Forward-looking statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others: the guidance range of earnings per share for the fiscal year ending in 2019; the projected total customer growth rate for 2019; the anticipated amount of capital investment in 2019; the anticipated amount of capital investment from 2019 through 2021; the company’s anticipated rate base growth from 2019 through 2021; the company’s expected Pennsylvania rate case order; the expected result from the company’s New Jersey, North Carolina, and Ohio rate and surcharge filings; the company’s pipeline of 400,000 potential customers; the beneficial change in the fair value of the company’s interest rate swaps; the company’s expected closing of the Peoples acquisition in mid-2019; and, the company’s anticipated strong municipal growth, infrastructure investment, and continued operational excellence. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: the continuation of the company’s growth-through-acquisition program, the company’s continued ability to adapt itself for the future and build value by fully optimizing company assets; general economic business conditions; the company’s ability to fund needed infrastructure; housing and customer growth trends; unfavorable weather conditions; the success of certain cost containment initiatives; changes in regulations or regulatory treatment; availability and access to capital; the cost of capital; disruptions in the credit markets; the success of growth initiatives; the company’s ability to successfully close municipally owned systems presently under agreement; the company’s ability to continue to deliver strong results; the company’s ability to grow its dividend, add shareholder value and to grow earnings; municipalities willingness to privatize their water and/or wastewater utilities; the company’s ability to control expenses and create and maintain efficiencies; the company’s success in its Pennsylvania, New Jersey, North Carolina, and Ohio rate and surcharge filings; the company’s ability to successfully complete its acquisition of Peoples in a timely manner; and other factors discussed in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, which is filed with the Securities and Exchange Commission. For more information regarding risks and uncertainties associated with Aqua America’s business, please refer to Aqua America’s annual, quarterly and other SEC filings. Aqua America is not under any obligation—and expressly disclaims any such obligation—to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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WTRF

Aqua America, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The Company is providing disclosure of the reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures. The Company believes that the non-GAAP financial measures provide investors the ability to measure the Company’s financial operating performance by adjustment, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other companies. The Company further believes that the presentation of these non-GAAP financial measures is useful to investors as a more meaningful way to compare the Company’s operating performance against its historical financial results.

This reconciliation includes a presentation of “adjusted income” and “adjusted income per common share.” Both of these amounts have been adjusted to exclude transaction-related expenses for the Company’s Peoples transaction, which consists of costs of $6,646 primarily representing expenses associated with obtaining regulatory approvals, investment banking fees, legal expenses, and integration planning. Additionally, mark-to-market fair value adjustments of $34,782 associated with our interest rate swap agreements for debt issued related to this transaction are included in transaction-related expenses. The subsequent change in the fair value of our interest rate swap agreements will be included in our second quarter 2019 earnings as the interest rate swap agreements were settled on April 24, 2019, which coincided with the debt financings to partially fund the Peoples acquisition. This acquisition is expected to close in mid-2019, once regulatory approval is obtained.

These financial measures are measures of the Company’s operating performance that do not comply with U.S. generally accepted accounting principles (GAAP), and are thus considered to be “non-GAAP financial measures” under applicable Securities and Exchange Commission regulations. These non-GAAP financial measures are derived from our consolidated financial information, and should only be used as a supplement to our GAAP disclosures.

The following reconciles our GAAP results to the non-GAAP information we disclose :

	Quarter Ended
	March 31,
	2019	2018
Net (loss) income (GAAP financial measure)	$16,924	$50,839
Plus: transaction-related expenses for the Peoples transaction	41,428	—
Less: tax effect	(8,628)	—

Adjusted income (Non-GAAP financial measure)	$49,724	$50,839

Net (loss) income per common share (GAAP financial measure):
Basic	$0.09	$0.29
Diluted	$0.09	$0.29
Adjusted income per common share (Non-GAAP financial measure):
Basic	$0.28	$0.29
Diluted	$0.28	$0.29
Average common shares outstanding:
Basic	178,213	177,801

Diluted	178,552	178,238

Aqua America, Inc. and Subsidiaries

Selected Operating Data

(In thousands, except per share amounts)

(Unaudited)

	Quarter Ended
	March 31,
	2019	2018
Operating revenues	$201,132	$194,347

Operations and maintenance expense	$79,314	$73,946

Net income	$16,924	$50,839

Basic net income per common share	$0.09	$0.29
Diluted net income per common share	$0.09	$0.29

Basic average common shares outstanding	178,213	177,801
Diluted average common shares outstanding	178,552	178,238

Aqua America, Inc. and Subsidiaries

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Quarter Ended
	March 31,
	2019	2018
Operating revenues	$201,132	$194,347
Cost & expenses:
Operations and maintenance	79,314	73,946
Depreciation	39,074	35,967
Amortization	336	130
Taxes other than income taxes	14,969	14,967

Total	133,693	125,010

Operating income	67,439	69,337
Other expense (income):
Interest expense, net	27,850	23,471
Allowance for funds used during construction	(4,056)	(2,867)
Change in fair value of interest rate swap agreements	34,782	—
Gain on sale of other assets	(220)	(196)
Equity earnings in joint venture	(543)	(382)
Other	872	603

Income before income taxes	8,754	48,708
Provision for income tax benefit	(8,170)	(2,131)

Net income	$16,924	$50,839

Net income per common share:
Basic	$0.09	$0.29
Diluted	$0.09	$0.29
Average common shares outstanding:
Basic	178,213	177,801

Diluted	178,552	178,238

Aqua America, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands of dollars)

(Unaudited)

	March 31,	December 31,
	2019	2018
Net property, plant and equipment	$6,020,340	$5,930,326
Current assets	143,775	147,172
Regulatory assets and other assets	916,835	886,998

	$7,080,950	$6,964,496

Total equity	$1,992,585	$2,009,364
Long-term debt, excluding current portion, net of debt issuance costs	2,462,855	2,398,464
Current portion of long-term debt and loans payable	189,018	159,994
Other current liabilities	245,081	238,983
Deferred credits and other liabilities	2,191,411	2,157,691

	$7,080,950	$6,964,496